Exhibit 99.1

Stitch Fix Announces Third Quarter of Fiscal Year 2023 Financial Results

SAN FRANCISCO, June 6, 2023 (GLOBE NEWSWIRE) -- Stitch Fix, Inc. (NASDAQ:SFIX), the trusted online personal stylist, today announced its financial results for the third quarter of fiscal year 2023 ended April 29, 2023.
Stitch Fix Interim CEO Katrina Lake said, “We continue to focus on delivering profitability and preserving cash flow, and I’m proud of how far we’ve come. This quarter we delivered adjusted EBITDA of $10.1 million, exceeding our guidance range and significantly expanding our free cash flow. We continue to focus on ways to drive efficiencies across our business, while at the same time invest in the core capabilities that have set Stitch Fix apart from the beginning – personalization powered by our industry-leading data science and AI. Looking forward, we’re confident that we have the right strategy in place to return us to profitable growth while realizing our mission to help our clients look and feel their best.”
Third Quarter Key Metrics and Financial Highlights
•Net revenue of $394.9 million, a decrease of 20% year over year
•Active clients of 3,476,000, a decrease of 431,000 or 11% year over year
•Net revenue per active client (RPAC) of $502, a decrease of 9% year over year
•Net loss of $21.8 million and diluted loss per share of $0.19
•Adjusted EBITDA of $10.1 million
Key Business Updates
•Fiscal Q3 results exceeded expectations: Delivered revenue of approximately $395 million, which is at the high end of our guidance range.
•Continuing to realize the benefits of tight cost controls: Adjusted EBITDA of $10.1 million, exceeding our guidance range.
•Further balance sheet strengthening: Once again we generated positive free cash flow this quarter, delivering $21.9 million and ended the quarter with $244 million of cash and investments, and no bank debt.
Strategic Business Review
In Q3 we undertook a review of our operations and processes with a view to improving efficiencies, maintaining profitability and cash flow as well as identifying opportunities to enhance the client experience.
•First, with our renewed focus on our styling first model we have identified an opportunity to optimize our operations while enhancing the client experience. By moving to a three distribution center network, from our current five distribution center network, we will have greater depth and breadth of inventory available for our stylists to serve clients. Therefore, we will not be renewing the lease on our Bethlehem distribution center when it expires later this year and also plan to close our Dallas distribution center next calendar year.
•Second, since we entered the UK market four years ago, the macroeconomic environment and our business have changed. In addition to a strategic refocusing on our styling first business in the US, and despite ongoing efforts to control costs and increase efficiencies across the company, we have concluded the need to explore exiting the UK market in FY24.
Financial Outlook
Our financial outlook for the fourth quarter of fiscal 2023, which ends on July 29, 2023, is as follows:

Q4’23
Net Revenue	$365 million - $375 million	(24)% - (22)% YoY decline
Adjusted EBITDA	$0 million - $10 million	0% - 3% margin

Stitch Fix has not reconciled its adjusted EBITDA outlook to GAAP net income (loss) because it does not provide an outlook for GAAP net income (loss) due to the uncertainty and potential variability of other income (expense), net, provision for income taxes, and stock-based compensation expense, which are reconciling items between adjusted EBITDA and GAAP net income (loss). Because Stitch Fix cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP net income (loss). For more information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP Financial Measures” below.
Conference Call and Webcast Information
Katrina Lake, Interim Chief Executive Officer of Stitch Fix, and David Aufderhaar, Chief Financial Officer of Stitch Fix, will host a conference call at 2:00 p.m. Pacific Time today to discuss the Company’s financial results and outlook. A live webcast of the call will be accessible on the investor relations section of the Stitch Fix website at https://investors.stitchfix.com.
To access the call by phone, please register at the following link:
Dial-In Registration: https://register.vevent.com/register/BIa7204e4c7858409e9d0fca86e1b180fc
Upon registration, telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call. A replay of the webcast will also be available for a limited time, at https://investors.stitchfix.com.
About Stitch Fix, Inc.
Stitch Fix combines the human touch of expert stylists with the precision of advanced data science to make online personal styling accessible to everyone. Stitch Fix helps millions of clients across the United States and United Kingdom find clothing and accessories they love through a unique model that can extend far beyond the closet to define the future of shopping. For more, visit https://www.stitchfix.com.
Forward-Looking Statements
This press release, the related conference call, and webcast contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward looking, including but not limited to statements regarding our expectations for future financial performance, including our profitability and long-term targets; guidance on financial results and metrics for the fourth quarter and full fiscal year of 2023; our ability to achieve our goals of liquidity and profitability; that our investments in personalization and artificial intelligence will maximize our long-term potential; that our inventory will be better optimized across a three fulfillment center network in the U.S. and will allow us to more optimally service the entire country, showcase the greatest breadth and depth of inventory to our clients and stylists, allow us to deliver a better client experience, and allow us to operate with lower, more cash-efficient, inventory levels; that three fulfillment centers in Atlanta, Indianapolis, and Phoenix will be optimal even with a larger client base in the future; that the phased approach to closures will allow us to maintain high levels of client service; that we will achieve our expected annualized cost savings once our three fulfillment center strategy is complete; that proposed initiatives will drive $50 million in annualized expense savings; that we are focused on the right metrics to allow us to navigate through a wide range of macroeconomic scenarios and set us up to be in a position for eventual growth; that input from clients will drive more proactive and efficient inventory decisions and drive increases in success rates, keep rates, and average order value; our personalization will allow us to effectively tailor our buying decisions and allow us to buy the right inventory at the right time; that investing in our areas of differentiation will improve the customer experience and prioritize profitability in the short term; our expectations regarding gross margin and our ability to improve gross margin over time; that we will be able to successfully optimize inventory levels and revise our assortment strategy to better align with our core experience; and our expectations regarding advertising spend in the fourth quarter. These statements involve substantial risks and uncertainties, including risks and uncertainties related to the current macroeconomic environment; our ability to generate sufficient net revenue to offset our costs; consumer behavior; our ability to acquire, engage, and retain clients; our ability to provide offerings and services that achieve market acceptance; our data science and technology, stylists, operations, marketing initiatives, and other key strategic areas; risks related to our inventory levels and management; risks related to our supply chain, sourcing of materials and shipping of merchandise; risks related to international operations; our ability to forecast our future operating results; and other risks described in the filings we make with the SEC. Further information on these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in filings we make with the SEC from time to time, including in the section titled “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended January 28, 2023. These documents are available on the SEC Filings section of the Investor Relations section of our website at: https://investors.stitchfix.com. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties, and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.

Stitch Fix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share amounts)

	April 29, 2023	July 30, 2022
Assets
Current assets:
Cash and cash equivalents	$193,575	$130,935
Short-term investments	50,139	82,049
Inventory, net	151,612	197,251
Prepaid expenses and other current assets	33,406	39,456
Income tax receivable	27,012	27,561
Total current assets	455,744	477,252
Long-term investments	—	17,713
Income tax receivable, net of current portion	—	26,091
Property and equipment, net	86,557	103,375
Operating lease right-of-use assets	113,605	132,179
Other long-term assets	4,064	7,925
Total assets	$659,970	$764,535
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$124,932	$143,934
Operating lease liabilities	32,704	29,014
Accrued liabilities	81,378	94,416
Gift card liability	10,899	10,551
Deferred revenue	13,564	14,441
Other current liabilities	6,616	3,214
Total current liabilities	270,093	295,570
Operating lease liabilities, net of current portion	131,906	141,334
Other long-term liabilities	4,190	4,980
Total liabilities	406,189	441,884
Stockholders’ equity:
Class A common stock, $0.00002 par value	1	1
Class B common stock, $0.00002 par value	1	1
Additional paid-in capital	594,207	522,658
Accumulated other comprehensive loss	(632)	(3,527)
Accumulated deficit	(309,754)	(166,440)
Treasury stock at cost	(30,042)	(30,042)
Total stockholders’ equity	253,781	322,651
Total liabilities and stockholders’ equity	$659,970	$764,535

Stitch Fix, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	April 29, 2023	April 30, 2022	April 29, 2023	April 30, 2022
Revenue, net	$394,914	$492,941	$1,262,625	$1,590,909
Cost of goods sold	227,011	282,851	733,844	875,098
Gross profit	167,903	210,090	528,781	715,811
Selling, general, and administrative expenses	192,650	286,970	675,368	825,239
Operating loss	(24,747)	(76,880)	(146,587)	(109,428)
Interest income	2,609	194	4,088	699
Other income (expense), net	685	(942)	53	(1,096)
Loss before income taxes	(21,453)	(77,628)	(142,446)	(109,825)
Provision for income taxes	372	412	868	954
Net loss	$(21,825)	$(78,040)	$(143,314)	$(110,779)
Other comprehensive income (loss):
Change in unrealized gain (loss) on available-for-sale securities, net of tax	732	(1,283)	1,487	(2,252)
Foreign currency translation	519	(2,384)	1,408	(3,835)
Total other comprehensive income (loss), net of tax	1,251	(3,667)	2,895	(6,087)
Comprehensive loss	$(20,574)	$(81,707)	$(140,419)	$(116,866)
Net loss attributable to common stockholders:
Basic	$(21,825)	$(78,040)	$(143,314)	$(110,779)
Diluted	$(21,825)	$(78,040)	$(143,314)	$(110,779)
Loss per share attributable to common stockholders:
Basic	$(0.19)	$(0.72)	$(1.26)	$(1.02)
Diluted	$(0.19)	$(0.72)	$(1.26)	$(1.02)
Weighted-average shares used to compute loss per share attributable to common stockholders:
Basic	115,445,285	108,759,202	113,911,089	108,771,065
Diluted	115,445,285	108,759,202	113,911,089	108,771,065

Stitch Fix, Inc.
Condensed Consolidated Statements of Cash Flow
(Unaudited)
(In thousands)

	For the Nine Months Ended
	April 29, 2023	April 30, 2022
Cash Flows from Operating Activities
Net loss	$(143,314)	$(110,779)
Adjustments to reconcile net loss to net cash provided by operating activities:
Change in inventory reserves	(12,152)	2,301
Stock-based compensation expense	80,217	96,305
Depreciation, amortization, and accretion	32,275	27,185
Asset impairment	16,874	—
Other	1,517	52
Change in operating assets and liabilities:
Inventory	58,080	(3,922)
Prepaid expenses and other assets	10,070	(11,386)
Income tax receivables	26,640	1,069
Operating lease right-of-use assets and liabilities	(1,333)	4,492
Accounts payable	(18,700)	72,966
Accrued liabilities	(15,513)	15,058
Deferred revenue	(883)	(916)
Gift card liability	347	1,190
Other liabilities	2,617	840
Net cash provided by operating activities	36,742	94,455
Cash Flows from Investing Activities
Proceeds from sale of property and equipment	842	—
Purchases of property and equipment	(15,624)	(38,681)
Purchases of securities available-for-sale	(258)	(92,453)
Sales of securities available-for-sale	6,524	5,812
Maturities of securities available-for-sale	44,056	98,308
Net cash provided by (used in) investing activities	35,540	(27,014)
Cash Flows from Financing Activities
Proceeds from the exercise of stock options, net	155	1,513
Payments for tax withholdings related to vesting of restricted stock units	(10,717)	(27,915)
Repurchase of common stock	—	(30,042)
Other	(117)	—
Net cash used in financing activities	(10,679)	(56,444)
Net increase in cash and cash equivalents	61,603	10,997
Effect of exchange rate changes on cash and cash equivalents	1,037	(3,061)
Cash and cash equivalents at beginning of period	130,935	129,785
Cash and cash equivalents at end of period	$193,575	$137,721
Supplemental Disclosure
Cash paid for income taxes	$787	$558
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$1,577	$3,011
Capitalized stock-based compensation	$4,774	$5,662

Non-GAAP Financial Measures
We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of our financial information with additional useful information in evaluating our performance. We believe that adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, and that this supplemental measure facilitates comparisons between companies. We believe free cash flow is an important metric because it represents a measure of how much cash from operations we have available for discretionary and non-discretionary items after the deduction of capital expenditures. These non-GAAP financial measures may be different than similarly titled measures used by other companies.
Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are several limitations related to the use of our non-GAAP financial measures as compared to the closest comparable GAAP measures. Some of these limitations include:
•adjusted EBITDA excludes interest income and other income (expense), net, as these items are not components of our core business;
•adjusted EBITDA does not reflect our provision for income taxes, which may increase or decrease cash available to us;
•adjusted EBITDA excludes the recurring, non-cash expenses of depreciation and amortization of property and equipment and, although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future;
•adjusted EBITDA excludes the non-cash expense of stock-based compensation, which has been, and will continue to be for the foreseeable future, an important part of how we attract and retain our employees and a significant recurring expense in our business; and
•adjusted EBITDA excludes costs incurred related to discrete restructuring plans and other one-time costs that are fundamentally different in strategic nature and frequency from ongoing initiatives. We believe exclusion of these items facilitates a more consistent comparison of operating performance over time, however these costs do include cash outflows;
•free cash flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments.
Adjusted EBITDA
We define adjusted EBITDA as net loss excluding interest income, other income (expense), net, provision for income taxes, depreciation and amortization, stock-based compensation expense, and restructuring and other one-time costs. The following table presents a reconciliation of net loss, the most comparable GAAP financial measure, to adjusted EBITDA for each of the periods presented:

	For the Three Months Ended		For the Nine Months Ended
(in thousands)	April 29, 2023	April 30, 2022	April 29, 2023	April 30, 2022
Net loss	$(21,825)	$(78,040)	$(143,314)	$(110,779)
Add (deduct):
Interest income	(2,609)	(194)	(4,088)	(699)
Other (income) expense, net	(685)	942	(53)	1,096
Provision for income taxes	372	412	868	954
Depreciation and amortization	9,970	9,266	29,689	25,445
Stock-based compensation expense	22,636	31,592	80,217	96,305
Restructuring and other one-time costs(1)	2,238	—	43,135	—
Adjusted EBITDA	$10,097	$(36,022)	$6,454	$12,322

(1) For the three months ended April 29, 2023, restructuring charges were $1.8 million, and other one-time costs were $0.4 million. For the nine months ended April 29, 2023, restructuring charges were $37.3 million and other one-time costs were $5.8 million in retention bonuses for continuing employees.

Free Cash Flow
We define free cash flow as cash flows provided by (used in) operating activities reduced by purchases of property and equipment that are included in cash flows provided by (used in) investing activities. The following table presents a reconciliation of cash flows provided by (used in) operating activities, the most comparable GAAP financial measure, to free cash flow for each of the periods presented:

	For the Three Months Ended		For the Nine Months Ended
(in thousands)	April 29, 2023	April 30, 2022	April 29, 2023	April 30, 2022
Free cash flow reconciliation:
Cash flows provided by (used in) operating activities	$25,682	$(30,477)	$36,742	$94,455
Deduct:
Purchases of property and equipment	(3,738)	(7,781)	(15,624)	(38,681)
Free cash flow	$21,944	$(38,258)	$21,118	$55,774
Cash flows provided by (used in) investing activities	$32,330	$619	$35,540	$(27,014)
Cash flows used in financing activities	$(3,747)	$(24,441)	$(10,679)	$(56,444)
Operating Metrics

	April 29, 2023	January 28, 2023	October 29, 2022	July 30, 2022	April 30, 2022
Active clients (in thousands)	3,476	3,574	3,709	3,795	3,907
Active Clients
We define an active client as a client who checked out a Fix or was shipped an item via Freestyle in the preceding 52 weeks, measured as of the last day of that period. A client checks out a Fix when she indicates what items she is keeping through our mobile application or on our website. We consider each Women’s, Men’s, or Kids account as a client, even if they share the same household.
Net Revenue per Active Client
We calculate net revenue per active client based on net revenue over the preceding four fiscal quarters divided by the number of active clients, measured as of the last day of the period. Net revenue per active client was $502 and $553 as of April 29, 2023, and April 30, 2022, respectively.

IR Contact: ir@stitchfix.com	PR Contact: media@stitchfix.com